Exhibit 99.1
Boots & Coots
Hydraulic Well Control

Decreased Risk/Increased Production

Safe Harbor Language
Certain statements included in this presentation are
intended as "forward-looking statements" under the
Private Securities Litigation Reform Act of 1995. Boots &
Coots cautions that actual future results may vary
materially from those expressed or implied in any
forward-looking statements. More information about the
risks and uncertainties relating to these forward-looking
statements are found in Boots & Coots' proxy statement
filed with the SEC, which is available free of charge on
the SEC's web site at www.sec.gov.

B&C - Response

B&C – SafeGuard & WELLSURE®

3-D Snubbing Unit
Hydraulic Well Control
•
More than 200 snubbing and
workover jobs/year
•
More than 250 trained
professionals
•
29 hydraulic and workover units
and 4 hot tap units throughout
the world Increased core
service offerings

Hydraulic Well Control

CANADA
KAZAKHSTAN
UNITED STATES
ALGERIA
INDIA
VENEZUELA
AUSTRALIA

B&C - Market Coverage

CANADA
KAZAKHSTAN
UNITED STATES
EGYPT
ALGERIA
DUBAI
INDIA
VENEZUELA
CONGO
AUSTRALIA

B&C/HWC - Market Coverage

B&C –    Risk
HWC –     Production
B&C/HWC - Market Strength

B&C/HWC - Market Opportunities
•
Greater geographical reach
•
Increased core service offerings
•
Enhanced service packages
•
Critical mass
•
Stronger balance sheet
–
Better positioned for future growth
opportunities

	B&C	HWC	Adj.	Pro Forma
Revenue	$23.7	$29.6	--	$53.3
EBITDA	$3.3	$6.5	$0.2	$10.0
Net Income (after tax)	$1.3	$1.9	($0.7)	$2.5
For the Nine Months Ended September 30, 2005
(In millions)
Pro Forma Income Statement

As of the Nine Months Ended September 30, 2005
	B&C	HWC	Adj.	Pro Forma
Current Assets	$9.6	$18.4	($4.7)	$23.2
Total Assets	$13.7	$47.7	$5.8	$67.2
Current Liabilities	$7.1	$7.9	($0.7)	$14.2
Total Liabilities	$11.4	$27.8	$3.5	$42.6
Total Equity	$2.3	$19.9	$2.3	$24.6
Total Liabilities & Equity	$13.7	$47.7	$5.8	$67.2
(In millions)
Pro Forma Balance Sheet

	09/30/2005	Restructuring	Acquisition	Consolidated
Senior Debt	$0.8	$9.7	--	$9.7
Sr. Subordinated Debt	$5.1	--	$15.0	$15.0
Preferred Stock	$7.8	--	--	--
Total Debt	$13.7	--	--	$24.7
Common Stock	29.5	2.5	26.5	58.5
Annualized Interest & Dividends	$1.4	$0.55	$1.5	$2.05
(In millions)
For presentation purposes, revolving debt is omitted.

Effect on Capital Structure

Highlights Recap
•
Greater geographical reach
•
Increased core service offerings
•
Enhanced service packages
•
Critical mass
•
Stronger balance sheet
•
Stronger, expanded board

Next Steps
•
Proxy mailed January 27
•
Shareholders’ meeting March 1
•
Anticipated closing March 1